                                                                      EXHIBIT 11

                                  Schawk, Inc.
        Computation of Net Income Per Common and Common Equivalent Shares
                      (In thousands, except per share data)



                                               Three months ended September 30

                                                     1997      1996
                                                     ----      ----
Primary:
Average number of shares used to compute primary
         earnings per share ....................    19,822    19,543
Common stock issuable upon assumed conversion of
         stock option exercises ................        82        64
                                                   -------   -------
Total ..........................................    19,904    19,607
                                                   =======   =======

Net income available for Class A common shares:
Net income .....................................   $ 3,312   $ 2,221
Less preferred dividends .......................       285       313
                                                   -------   -------
Net income available for Class A common
         shares.................................   $ 3,027   $ 1,908
                                                   =======   =======

Primary earnings per share .....................   $  0.15   $  0.10

Fully diluted:

Average number of shares used to compute fully
         diluted earnings per share ............    19,822    19,543
Common stock issuable upon assumed conversion
         of stock option  exercises ............        82        64
                                                   -------   -------
                                                    19,904    19,607
                                                   =======   =======

Net income available for Class A common shares:

     Net income ................................   $ 3,312   $ 2,221
     Less preferred dividends ..................       285       313
                                                   -------   -------
Net income available for Class A common
         shares.................................     3,027   $ 1,908
                                                   =======   =======

Fully diluted earnings per share ...............   $  0.15   $  0.10


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
                                               Nine months ended September 30

                                                     1997      1996
                                                     ----      ----
Primary:
Average number of shares used to compute primary
         earnings per share ....................    19,834    19,377
Common stock issuable upon assumed conversion of
         stock option exercises ................        45        86
                                                   -------   -------
Total ..........................................    19,879    19,463
                                                   =======   =======

Net income available for Class A common shares:
Net income .....................................   $ 8,219   $ 6,021
Less preferred dividends .......................       855       939
                                                   -------   -------
Net income available for Class A common
     shares.....................................   $ 7,364   $ 5,082
                                                   =======   =======

Primary earnings per share .....................   $  0.37   $  0.26

Fully diluted:

Average number of shares used to compute fully
         diluted earnings per share ............    19,834    19,377
Common stock issuable upon assumed conversion
         of stock option  exercises ............        45        86
                                                   -------   -------
                                                    19,879    19,463
                                                   =======   =======

Net income available for Class A common shares:

     Net income ................................   $ 8,219   $ 6,021
     Less preferred dividends ..................       855       939
                                                   -------   -------
Net income available for Class A common
     shares.....................................   $ 7,364   $ 5,082
                                                   =======   =======

Fully diluted earnings per share ...............   $  0.37   $  0.26